Exhibit 99.1
NEWS
RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Chris Mathis
               (512) 434-3766
TEMPLE-INLAND INC. REPORTS THIRD QUARTER 2008 RESULTS
     AUSTIN, TEXAS, October 28, 2008—Temple-Inland Inc. today reported third quarter 2008 net income of $3 million, or $0.03 per diluted share, compared with third quarter 2007 net income of $36 million, or $0.33 per diluted share, and second quarter 2008 net income of $8 million, or $0.07 per diluted share.
     Results for third quarter 2008 include special items of $0.06 per share, consisting of (i) an after tax benefit of $7 million, or $0.07 per share, resulting from an increase in the estimated 2008 effective tax rate on previously reported special items; and (ii) an after tax charge of $1 million, or $0.01 per share, primarily related to early repayment of Premier Boxboard Limited LLC debt.

	Third Quarter		Second Quarter
	2008	2007	2008
Net income per share	$0.03	$0.33	$0.07
Adjustment for special items	($0.06)	($0.16)	$0.00

Net income (loss) per share, excluding special items	($0.03)	$0.17	$0.07

Corrugated Packaging

	Third Quarter		Second Quarter
	2008	2007	2008
Segment Operating Income ($ in Millions)	$50	$70	$52
     Corrugated packaging segment operating income declined in third quarter 2008 compared with third quarter 2007 as higher box prices were more than offset by lower box shipments, higher energy, freight, and chemical costs, and 38,000 tons of downtime and expenses associated with Hurricanes Gustav and Ike. The earnings impact from the hurricanes was approximately $13 million in third quarter 2008. Operating income declined in third quarter 2008 compared with second quarter 2008 as higher box prices were more than offset by lower box shipments and hurricane related expenses noted above.
Building Products

	Third Quarter		Second Quarter
	2008	2007	2008
Segment Operating Income ($ in Millions)	($6)	($4)	$1
     Building products segment operating income declined in third quarter 2008 compared with third quarter 2007 as higher lumber and particleboard prices were more than offset by declining volumes for lumber, gypsum and particleboard, the impact of hurricane-related downtime and expenses, and severance charges. The impact from the hurricanes was approximately $1 million and the severance charges were approximately $1 million. Operating income declined in third quarter 2008 compared with second quarter 2008 principally due to lower volumes for all products, hurricane related downtime and expenses, and severance charges.
Comments
     Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “Third quarter results reflect the negative effect on our operations of Hurricanes Gustav and Ike and the impact of a weakening economy on the demand for our products, especially in the month of September.
     “In corrugated packaging, we successfully implemented a box price increase during the third quarter and will realize a full quarter’s benefit of the box price increase in the fourth quarter. We continue to make progress on our strategic initiative of lowering costs at our converting facilities through improved asset utilization. We expect to see the benefit from these efforts in fourth quarter 2008 and into 2009.

     “In building products, shipments for all of our products declined in the third quarter, reflecting continued difficult market conditions. We remain focused on matching our supply with demand and lowering costs. In the quarter, we further reduced our headcount and incurred $1 million of severance charges.
     “We acquired the remaining 50% interest in Premier Boxboard Limited from Caraustar Industries in the third quarter and are pleased with the integration of the mill into our system. We remain confident that we will quickly realize all planned synergies.”
     Temple-Inland will host a conference call on October 28, 2008 at 9:30 am EDT to discuss results of third quarter 2008. To access the conference call, listeners calling from the United States and Canada should dial 1-866-394-6665 at least 15 minutes prior to the start of the call. The passcode for the conference call is: 68785819. Those wishing to access the call from outside the United States and Canada should dial 1-706-634-1667 and use the same passcode as set forth above. Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-800-642-1687 in the United States and Canada and at 1-706-645-9291 outside the United States and Canada. The passcode for the replay is: 68785819.
     Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 64 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland’s address on the World Wide Web is www.templeinland.com.
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs and contingency reserves; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control.
This release includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS AND SEGMENT RESULTS
(Preliminary and Unaudited)

	Third Quarter		First Nine Months
	2008	2007	2008		2007
	(In millions, except per share)
Revenues
Corrugated packaging	$797	$748		$2,371	$2,288
Building products	179	195		540	642
Timber and timberland (a)	—	20		—	59

Total revenues	$976	$963		$2,911	$2,989

Income
Corrugated packaging	$50	$70		$157	$212
Building products	(6)	(4)		(26)	23
Timber and timberland (a)	—	18		—	53

Total segment operating income	44	84		131	288
Items not included in segments
General and administrative expense	(17)	(23)		(59)	(75)
Share-based compensation	(10)	(2)		(16)	(34)
Other operating income (expense)	(1)	(6)		(16)	(16)
Other non-operating income (expense)	(3)	—		(1)	1
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(1)	—		(4)	—
Interest expense on debt	(21)	(29)		(58)	(86)

Income (loss) before taxes	(9)	24		(23)	78
Income tax (expense) benefit	12	(13)		21	(34)

Income (loss) from continuing operations	3	11		(2)	44
Discontinued operations	—	25		—	96

Net income (loss)	$3	$36		$(2)	$140

Average basic shares outstanding	106.7	106.2		106.7	105.9
Average diluted shares outstanding	107.6	107.8		107.6	107.9

Earnings per share — Basic
Income (loss) from continuing operations	$0.03	$0.11		$(0.02)	$0.41
Discontinued operations	—	0.23		—	0.92

Net income (loss)	$0.03	$0.34		$(0.02)	$1.33

Earnings per share — Diluted (b)
Income from continuing operations	$0.03	$0.11	$	N/A	$0.41
Discontinued operations	—	0.22		N/A	0.89

Net income	$0.03	$0.33	$	N/A	$1.30

Dividends per share	$0.10	$0.28		$0.30	$0.84

(a)	We no longer have a timber and timberland segment as a result of the fourth quarter 2007 sale of our timberland.

(b)	Earnings per diluted share not applicable for first nine months 2008 due to our year-to-date loss from continuing operations.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	Third	Year-
	Quarter-End	End
	2008	2007
	(Dollars in millions)
ASSETS
Current Assets	$1,143	$1,277
Property and Equipment	1,680	1,632
Financial Assets of Special Purpose Entities	2,383	2,383
Goodwill	393	365
Other Assets	272	285

TOTAL ASSETS	$5,871	$5,942

LIABILITIES
Current Liabilities	$522	$890
Long-Term Debt	1,192	852
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	749	762
Liability for Pension Benefits	73	71
Liability for Postretirement Benefits	118	123
Other Long-Term Liabilities	312	324

TOTAL LIABILITIES	5,106	5,162
SHAREHOLDERS’ EQUITY	765	780

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,871	$5,942

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Preliminary and Unaudited)

	Third	Second	First	First Nine
	Quarter	Quarter	Quarter	Months
	2008	2008	2008	2008
	(Dollars in millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations (including payments related to our 2007 transformation plan of $11 million in third quarter and $39 million in first quarter)	$66	$57 (a)	$19	$142
Working capital (including payments related to our 2007 transformation plan of $20 million in third quarter, $1 million in second quarter and $276 million in first quarter)	(20)	(7)	(358)	(385)

	46	50	(339)	(243)

CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(40)	(42)	(34)	(116)
Acquisition, net of cash acquired	(57)	—	—	(57)
Other	(2)	(3)	(1)	(6)

	(99)	(45)	(35)	(179)

CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(11)	(10)	(11)	(32)
Net change in debt	68	15	204	287
Other	2	(4)	(8)	(10)

	59	1	185	245

Net increase (decrease) in cash and cash equivalents	6	6	(189)	(177)
Cash and cash equivalents at beginning of period	44	38	227	227

Cash and cash equivalents at end of period	$50	$44	$38	$50

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$51	$50	$50	$151

(a)	Includes a $15 million voluntary, discretionary contribution to our defined benefit plan.

TEMPLE-INLAND INC. AND SUBSIDIARIES
REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS
(Preliminary and Unaudited)

	Third Quarter		First Nine Months
	2008	2007	2008	2007
	(Dollars in millions)
Revenues
Corrugated packaging
Corrugated packaging	$729	$717	$2,231	$2,178
Paperboard (a) (b)	68	31	140	110

Total corrugated packaging	$797	$748	$2,371	$2,288

Building products
Pine lumber	$60	$64	$177	$190
Particleboard	46	42	138	143
Gypsum wallboard	33	52	101	189
Medium density fiberboard	18	15	56	49
Fiberboard	11	13	33	41
Other	11	9	35	30

Total building products	$179	$195	$540	$642

Timber and Timberland (c)
Fiber and other	N/A	$20	N/A	$59

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	810	839	2,504	2,535
Paperboard, thousands of tons (a) (b)	150	67	304	243

Total, thousands of tons	960	906	2,808	2,778

Building products
Pine lumber, mbf	189	215	593	640
Particleboard, msf	117	119	372	396
Gypsum wallboard, msf	255	368	813	1,164
Medium density fiberboard, msf	34	32	110	106
Fiberboard, msf	52	75	170	228

(a)	Paperboard includes containerboard and light-weight gypsum facing paper.

(b)	Comparisons of revenue and unit sales of paperboard are affected by the July 25, 2008 purchase of our partner’s interest in Premier Boxboard Limited LLC. The effects on revenues and unit sales for the periods presented are not material.

(c)	We no longer have a timber and timberland segment as a result of the fourth quarter 2007 sale of our timberland.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited)

	Third Quarter		Second Quarter
	2008	2007	2008
	(In millions, except per share)
NET INCOME EXCLUDING SPECIAL ITEMS
Net income in accordance with GAAP	$3	$36	$8

Special items, after-tax:
Transformation plan:
Transformation costs	—	4	—
Discontinued operations	—	(25)	—

	—	(21)	—

Other:
Charges related to early repayment of PBL debt	1	—	—
Litigation and other	—	3	—
Effect of increasing the estimated annual effective tax rate on previously reported special items	(7)	—	—

	(6)	3	—

Total special items, after-tax	(6)	(18)	—

Net income (loss), excluding special items, as defined	$(3)	$18	$8

Net income, per share, in accordance with GAAP	$0.03	$0.33	$0.07

Special items, after-tax, per diluted share:
Transformation plan:
Transformation costs	—	0.04	—
Discontinued operations	—	(0.22)	—

	—	(0.18)	—

Other:
Charges related to early repayment of PBL debt	0.01	—	—
Litigation and other	—	0.02	—
Effect of increasing the estimated annual effective tax rate on previously reported special items	(0.07)	—	—

	(0.06)	0.02	—

Total special items, after-tax	(0.06)	(0.16)	—

Net income (loss) per share, excluding special items, as defined	$(0.03)	$0.17	$0.07

Average basic shares outstanding	106.7	106.2	106.6
Average diluted shares outstanding	107.6	107.8	107.4